SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
Amendment No. 1

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to Credit Agreement
On October 9, 2012, Lexington Realty Trust, which we refer to as the Trust, entered into the Second Amendment to Amended and Restated Credit Agreement, which we refer to as the Credit Agreement Amendment, by and among the Trust, Lepercq Corporate Income Fund L.P., or LCIF, and Lepercq Corporate Income Fund II L.P., or LCIF II, each of the lenders party thereto, and KeyBank National Association, or KeyBank, as administrative agent. The Credit Agreement Amendment amends Section 9.2 of the Amended and Restated Credit Agreement, dated as of January 13, 2012 as amended by the First Amendment to Amended and Restated Agreement, dated June 22, 2012, by and among the Trust, LCIF, and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions initially a signatory thereto, which we refer to as the Credit Agreement, to add additional stated exceptions to certain restricted payments so long as no default or event of default under the Credit Agreement would result therefrom. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A, which we refer to as this Current Report, and incorporated herein by reference.

Amendment to Term Loan Agreement
On October 9, 2012, the Trust entered into the Second Amendment to Term Loan Agreement, which we refer to as the Term Loan Agreement Amendment, by and among the Trust, LCIF and LCIF II, each of the lenders party thereto, and Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent. The Term Loan Agreement Amendment amends Section 9.2 of the Term Loan Agreement, dated as of January 13, 2012 and as amended by the First Amendment to Term Loan Agreement, dated as of June 22, 2012, by and among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions initially a signatory thereto, to add additional stated exceptions to certain restricted payments so long as no default or event of default under the Term Loan Agreement would result therefrom. The foregoing description of the Term Loan Agreement Amendment is qualified in its entirety by reference to the Term Loan Agreement Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.
 As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission, which we refer to as the SEC, by the Trust, on September 13, 2012, which we refer to as the Original Form 8-K, the Trust completed the acquisition of all of the limited partner interests in Net Lease Strategic Assets Fund L.P., which we refer to as NLS, that it did not already own pursuant to the Interest Purchase and Sale Agreement, dated August 31, 2012, among the Trust, LCIF, Inland American (Net Lease) Sub, LLC, LMLP GP LLC, a wholly-owned subsidiary of the Trust, and NLS.
As part of the Original Form 8-K, the Trust indicated that additional financial statements and pro forma financial information under Item 9.01 would be filed no later than 71 calendar days following the date that the Original Form 8-K was required to be filed. This Current Report contains the historical financial statements and pro forma financial information.
The description of the acquisition contained in this Item 2.01 is qualified in its entirety by reference to the full text of the Interest Purchase and Sale Agreement, which was filed as Exhibit 10.1 to the Original Form 8-K and is incorporated into herein by reference.

Item 7.01    Regulation FD Disclosure
On October 9, 2012, the Trust filed a preliminary prospectus supplement with the SEC in connection with a proposed underwritten public offering of its shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as common shares. The offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the SEC on Form S-3.
The preliminary prospectus supplement includes a discussion of the Trust's Subsequent to Quarter End Highlights, Acquisition and Development Activity and the proposed Use of Proceeds of the offering as described below, some of which has been previously disclosed.  All references to “we,” “our” and “us” in this “Item 7.01. Regulation FD Disclosure” means the Trust and all entities owned or controlled by the Trust except where it is made clear that the term means only the parent company.

Subsequent to Quarter End Highlights
The following summarizes our significant transactions subsequent to June 30, 2012:
Investments

•
Acquired Inland American (Net Lease) Sub, LLC’s interest in Net Lease Strategic Assets Fund L.P., which we refer to as NLS, for $9.4 million.  As a result, we now control, including through one of our operating partnership subsidiaries, 100% of NLS.   At August 31, 2012, NLS had cash balances of $8.1 million and approximately $258.0 million of consolidated debt (including approximately $57.5 million of debt that is currently prepayable without penalty).  As of the date of this Current Report, NLS had 40 properties totaling 5.5 million square feet in 23 states, plus a 40% tenant-in-common interest in an office property.

•
Entered into a build-to-suit arrangement with an $8.4 million commitment to construct a 52,000 square foot retail property in Opelika, Alabama, which will be net-leased upon completion for a 15-year term.

•	Completed a 150,000 square foot build-to-suit office property in Jessup, Pennsylvania for a project cost of $24.9 million. The property is net-leased for a 15-year term.

•	Closed on the acquisition of a 99,000 square foot build-to-suit office property in St. Joseph, Missouri for a capitalized cost of $17.6 million. The property is net-leased for a 15-year term.

•
Entered into a build-to-suit arrangement with a $42.6 million commitment to construct a 813,000 square foot industrial property in Rantoul, Illinois, which will be net-leased upon completion for a 20-year term.

•
Entered into a contract, through a joint venture in which we have a minority ownership interest, to acquire a 120,000 square foot retail property in Palm Beach Gardens, Florida for $29.8 million, which will be net-leased at closing for an approximately 15-year term. We can give no assurances that this acquisition will be consummated.

•	Completed a 52,000 square foot build-to-suit retail property in Valdosta, Georgia for a project cost of approximately $8.7 million. The property is net-leased for a 15-year term.

Dispositions

•
Sold our interest in Pemlex LLC for $13.2 million in connection with a restructuring of Pemlex LLC.  In addition, we (1) entered into a management agreement with the purchaser that provides for a backstop guaranty to a third party who delivered a letter of credit in the amount of $2.5 million as security for “bad boy” acts under the purchaser’s third-party acquisition financing and (2) agreed to deliver a replacement letter of credit, if necessary, in the amount of $2.5 million to the purchaser’s lender during the term of the management agreement.

•	Sold our interest in three properties to unaffiliated third parties for an aggregate gross sales price of $54.9 million.
Debt

•	Borrowed an additional $58.0 million on our secured credit facility and $9.0 million on our secured term loan.

•	Satisfied $88.8 million of non-recourse mortgage debt on seven properties, which had a weighted-average interest rate of 6.28%.
Capital

•
Declared a regular quarterly dividend/distribution for the quarter ended September 30, 2012, of $0.15 per common share/unit, a 20% increase from the prior quarterly rate of $0.125 per common share/unit. The dividend is payable on October 15, 2012, to common shareholders/unitholders of record as of September 28, 2012. The increase in the dividend caused a corresponding increase in the conversion rate on our 6.00% Convertible Guaranteed Notes due 2030. In addition, we declared dividends of $0.8125 per share of our Series C Preferred Shares and $0.471875 per share of our Series D Preferred Shares. The Series C Preferred Share dividend is payable on November 15, 2012 to shareholders of record as of October 31, 2012. The Series D Preferred Share dividend is payable on October 15, 2012 to shareholders of record as of September 28, 2012.

Leasing

•
Executed 17 new and extended leases for 1.4 million square feet. First year cash rents on such extended leases are approximately $14.4 million compared to final year cash rents of $11.0 million on such leases.

Acquisition and Development Activity
Our acquisition and development activity for 2012 has consisted primarily of build-to-suit transactions whereby we (1) engage in build-to-suit transactions by hiring a developer, or providing funding to a tenant, to develop a property, or (2) provide capital to developers who are engaged in build-to-suit transactions and commit to purchase the property from developers upon completion.
During the six months ended June 30, 2012, we completed the following acquisitions and build-to-suit transactions:

Location	Property Type	Square Feet (000’s)	Capitalized Cost (millions)	Date Acquired	Approximate Lease Term (Years)	Capitalized Cost per Square Foot(4)
Huntington, WV(1)	Office	69	$12.6	1Q 2012	15	$182.81
Florence, SC(2)	Office	32	5.1	1Q 2012	12	$159.18
Missouri City, TX(3)	Industrial	—	23.0	2Q 2012	20	$—
Shreveport, LA(1)	Industrial	258	12.9	2Q 2012	10	$50.19
		359	$53.6
(1) We provided capital to the developer and committed to purchase upon completion.
(2) We hired a developer to develop this property.
(3) We acquired 152 acres from an unaffiliated third party.
(4) No leasing costs were incurred.

Subsequent to June 30, 2012, we completed the following build-to-suit transactions:

Location	Property Type	Square Feet (000’s)	Capitalized Cost (millions)	Approximate Lease Term (Years)	Capitalized Cost per Square Foot
Saint Joseph, MO(1)	Office	99	$17.6	15	$177.76
Jessup, PA(2)	Office	150	$20.4	15	$136.12
Valdosta, GA(3)	Retail	52	$8.7	15	$167.98
		301	$46.7
(1) We provided the capital to the developer and committed to purchase upon completion.
(2) We hired a developer to develop this property. In addition, we received $4.5 million from the tenant to construct the property.
(3) We provided the tenant with funds to develop the property.

The following is a summary of our on-going build-to-suit transactions:

Location	Property Type	Square Feet (000’s)	Capitalized Cost/Maximum Commitment (millions)	Estimated Completion/Acquisition Date	Costs Incurred as of June 30, 2012(1) (millions)
Long Island City, NY(2)	Industrial	143	$46.7	1Q 2013	$16.3
Eugene, OR(3)	Office	80	17.6	1Q 2013	1.7
Denver, CO(5)	Office	163	37.6	2Q 2013	5.8
Rantoul, IL(6)	Industrial	813	42.6	4Q 2013	—
Opelika, AL(4)	Retail	52	8.4	4Q 2012	—
		1,251	$152.9		$23.8
(1) Balance includes equity credits received.
(2) Joint venture investment with a developer. We are providing the capital to the developer.
(3) We deposited $1.7 million and a $1.6 million letter of credit with the developer and have committed to purchase upon completion.
(4) We are providing the tenant with the funds to develop the property. We incurred costs of $2.1 million on an initial draw in August, 2012.
(5) We hired a developer to develop this property.
(6) We are providing the capital to the developer and have committed to purchase upon completion. We incurred costs of $6.2 million on an initial draw in August, 2012.

Use of Proceeds
The preliminary prospectus supplement also discloses that the Trust intends to use the net proceeds from the offering to repay the amounts outstanding on our secured credit facility and a portion of the indebtedness assumed in the NLS acquisition and the balance for general corporate purposes, including, without limitation, unspecified acquisitions.
The information in this Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The information furnished pursuant to this “Item 7.01.  Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Trust's Annual Report on Form 10-K for the year ended December 31, 2011 and the Trust's other filings with the SEC.  Copies of the Trust's filings with the SEC are available on our website at www.lxp.com. The Trust has not incorporated by reference into this Current Report the information in, or that can be accessed through the Trust's website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  The Trust is under no obligation to (and expressly disclaim any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Unaudited condensed consolidated financial information for Net Lease Strategic Assets Fund L.P. is presented in Exhibit 99.1 to this Current Report, which is incorporated herein as follows:

(1)	Unaudited Condensed Consolidated Balance Sheet as of June 30, 2012.

(2)	Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2012 and 2011.

(3)	Unaudited Condensed Consolidated Statement of Changes in Partner's Equity for the six months ended June 30, 2012 and 2011.

(4)	Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2012 and 2011.

(5)	Notes to Condensed Consolidated Financial Statements (Unaudited).

(b) Pro Forma Financial Information.
Unaudited pro forma condensed consolidated financial information for Lexington Realty Trust is presented in Exhibit 99.2 to this Current Report, which is incorporated herein as follows:

(1)	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information.

(2)	Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of June 30, 2012.

(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations Information for the year ended December 31, 2011.

(4)	Unaudited Pro Forma Condensed Consolidated Statement of Operations Information for the six months ended June 30, 2012.

(5)	Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

(d) Exhibits
10.1    Second Amendment to Amended and Restated Credit Agreement, dated as of October 9, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and KeyBank National Association, as administrative agent.

10.2    Second Amendment to Term Loan Agreement, dated as of October 9, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.1    Unaudited condensed consolidated balance sheet of Net Lease Strategic Assets Fund L.P. and subsidiaries as of June 30, 2012, and the related unaudited condensed consolidated statements of operations, partner's equity and cash flows for the six months ended June 30, 2012 and 2011 and notes thereto.

99.2    Unaudited pro forma condensed financial information of Lexington Realty Trust as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 9, 2012	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1    Second Amendment to Amended and Restated Credit Agreement, dated as of October 9, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and KeyBank National Association, as administrative agent.

10.2    Second Amendment to Term Loan Agreement, dated as of October 9, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.1    Unaudited condensed consolidated balance sheet of Net Lease Strategic Assets Fund L.P. and subsidiaries as of June 30, 2012, and the related unaudited condensed consolidated statements of operations, partner's equity and cash flows for the six months ended June 30, 2012 and 2011 and notes thereto.

99.2    Unaudited pro forma condensed financial information of Lexington Realty Trust as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 and notes thereto.